                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule
                 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                          IMC GLOBAL INC.
      ----------------------------------------------------------------------------------
                       (Name of Registrant as Specified In Its Charter)

      ----------------------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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







                         NOTICE OF 2000 ANNUAL MEETING
                                OF STOCKHOLDERS
                              AND PROXY STATEMENT






                                    [LOGO]

                                                      March 17, 2000

[LOGO]

Dear Stockholder:

    You are cordially invited to attend the IMC Global Inc. 2000 Annual Meeting of Stockholders. The meeting will be held in the Pine Room of the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois 60062 on
April 25, 2000 at 12:00 noon local time. Directions to the Hilton Northbrook are included in this Proxy Statement. A Notice of the Annual Meeting, a Proxy Statement covering the formal business of the meeting, the 1999 Annual Report of the Company, a proxy card and related information are enclosed. At the meeting we will report on the Company's operations during the fiscal year ended
December 31, 1999.

    I encourage you to attend the meeting. If you plan to do so, check the appropriate box on the accompanying proxy card. Regardless of whether you expect to attend, please promptly sign and return the proxy card in the enclosed postage-paid envelope. Even if you execute this proxy, you may revoke it at any time before it is voted. If you attend the meeting and wish to vote in person, you will be able to do so even if you have previously returned your proxy card.

    Your cooperation and prompt attention to this matter are appreciated.

Sincerely,

[SIGNATURE]

Douglas A. Pertz
President and Chief Executive Officer
2100 Sanders Road
Northbrook, Illinois 60062-6146
Telephone 847-272-9200

                                                              Headquarters Office:
                                                              2100 Sanders Road
  [LOGO]                                                      Northbrook, Illinois 60062-6146

                            ------------------------

                 Notice of 2000 Annual Meeting of Stockholders

                            ------------------------

To Our Stockholders:

    The 2000 Annual Meeting of Stockholders of IMC Global Inc., a Delaware corporation, will be held in the Pine Room of the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois 60062 on April 25, 2000, at 12:00 noon local time, to consider and act upon the following matters, each of which is explained more fully in the following Proxy Statement:

        1. To elect three directors for terms expiring in 2003, each as recommended by the Board of Directors;

        2. To consider an amendment to the IMC Global Inc. Management Incentive Compensation Program, as recommended by the Board of Directors;

        3. To ratify the appointment of Ernst & Young LLP as independent auditors to examine and report on the financial statements of IMC
    Global Inc. for the year ending December 31, 2000, as recommended by the Board of Directors;

        4. To consider a stockholder proposal, if presented, to repeal the Company's classified Board of Directors; and

        5. To transact any other business that may properly come before the 2000 Annual Meeting of Stockholders or any adjournment thereof.

    A proxy card for your use in voting on these matters is also enclosed.

    In accordance with our Amended and Restated By-Laws and resolutions of the Board of Directors, only common stockholders of record at the close of business on March 8, 2000 are entitled to notice of and to vote at the 2000 Annual Meeting of Stockholders.

By Order of the Board of Directors

[SIGNATURE]

Rose Marie Williams
Corporate Secretary
March 17, 2000

                               TABLE OF CONTENTS

The IMC Global Board and Board Committees...................      1
   The Board of Directors...................................      1
   Committees of the Board of Directors.....................      1

Report of the Compensation Committee........................      2
   Compensation Philosophy and Objectives...................      2
   Compensation Components and Process......................      3
   Policy on Deductibility of Compensation..................      4
   Stock Ownership Guidelines...............................      4
   Chief Executive Officer Compensation.....................      4

Stockholder Return Information..............................      6

Market for the Registrant's Common Stock and Related
  Stockholder Matters.......................................      7

Policies Relating to the Board of Directors.................      8
   Nomination and Selection of Directors....................      8
   Compensation of Directors................................      8
   Attendance...............................................      8
   Retirement from the Board................................      8

Beneficial Ownership of Common Stock........................      9
   Ownership of Common Stock by Directors and Executive
  Officers..................................................      9
   Ownership of Common Stock by Others......................     10
   Section 16(a) Beneficial Ownership Reporting
  Compliance................................................     11

Executive Compensation......................................     12
   Compensation of Executive Officers.......................     12
   Defined Benefit Pension Plans............................     16
   Employment Agreement.....................................     17
   Severance Agreements.....................................     19
   Retirement Agreement.....................................     19
   Employee Stock Options...................................     20
   Management Compensation and Benefit Assurance Program....     20
   Certain IMC AgriBusiness Divestiture Agreements..........     20
   Compensation Committee Interlocks and Insider
  Participation.............................................     21

The Annual Meeting..........................................     22
   Proxies and Voting at the Annual Meeting.................     22
   Matters to Be Considered at the Annual Meeting...........     23
       Election of Directors................................     23
       Approval of the Amendment to the IMC Global Inc.
Management
         Incentive Compensation Program.....................     26
       Ratification of the Appointment of Independent
  Auditors..................................................     29
       Stockholder Proposal to Repeal the Classified
  Board.....................................................     29

Miscellaneous Information...................................     31
   Discretionary Voting Authority...........................     31
   Stockholder Proposals and Nominations for the 2001 Annual
  Meeting of Stockholders...................................     31

Directions to the Hilton Northbrook.........................     32

                                PROXY STATEMENT

IMC GLOBAL INC.
2100 Sanders Road
Northbrook, Illinois 60062-6146

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IMC Global Inc. (the "Company" or "IMC Global") for the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 25, 2000. Notice of this meeting to all stockholders of record entitled to vote as of March 8, 2000 (the "Record Date") accompanies this Proxy Statement. Additional information with respect to voting at the Annual Meeting and the matters to be voted on at the Annual Meeting are described in this Proxy Statement under the caption "The Annual Meeting." As of the close of business on the Record Date, there were 114,477,296 outstanding shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") which may be voted at the Annual Meeting. Only common stockholders of record at the close of business on the Record Date shall be entitled to vote at the Annual Meeting. Each issued and outstanding share of Common Stock is entitled to one vote. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about March 17, 2000.

    The Annual Report of the Company for the year ended December 31, 1999 is being mailed to stockholders with this Proxy Statement, but the Annual Report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                   THE IMC GLOBAL BOARD AND BOARD COMMITTEES

THE BOARD OF DIRECTORS

    The Board of Directors of the Company (the "Board") consists of ten members. Two of the ten current Directors are also employees of the Company. Joseph P. Sullivan is the non-executive Chairman of the Board and Douglas A. Pertz is President and Chief Executive Officer of the Company. The Board is divided into three classes with staggered terms of three years each so that the term of one class expires at each annual meeting.

    The Board oversees the management of the business of the Company and its subsidiaries and determines overall corporate policies. The Board's primary responsibilities are directing the fundamental operating, financial and other corporate strategies of the Company and evaluating the overall effectiveness of the Company's management.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board has five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Committee on Directors and Board Affairs and the Environmental, Health and Safety Committee, each of which plays a significant role in the discharge of the Board's duties and obligations. The membership of each committee is described in this Proxy Statement under the caption "The Annual Meeting--Matters to Be Considered at the Annual Meeting--Election of Directors."

    THE EXECUTIVE COMMITTEE. The Executive Committee, which is comprised of the Company's non-executive Chairman of the Board, the President and Chief Executive Officer, and three non-employee Directors, met one time in 1999. The responsibilities of the Executive Committee include acting on matters requiring emergency action when the full Board cannot be convened.

    THE AUDIT COMMITTEE. The Audit Committee, which is comprised of three non-employee Directors, met eleven times in 1999. The responsibilities of the Audit Committee include evaluating the performance and compensation of the independent auditors of the Company and Phosphate Resource Partners Limited Partnership, a Delaware limited partnership of which the Company is the administrative managing general partner ("Phosphate Resource Partners"); reviewing the scope of the annual audits; reviewing the audit results with the independent auditors, management and internal auditors; and reviewing internal control systems and internal audit functions.

    THE COMPENSATION COMMITTEE. The Compensation Committee, which is comprised of four non-employee Directors, met three times in 1999. The responsibilities of the Compensation Committee include recommending to the Board the amount and nature of compensation paid by the Company to its executive officers and key employees; administering the stock option, incentive compensation and similar executive benefit plans; reviewing incentive compensation awards; and considering the competitiveness of the Company's executive compensation and other compensation programs with respect to relevant industries and the business community generally.

    THE COMMITTEE ON DIRECTORS AND BOARD AFFAIRS. The Committee on Directors and Board Affairs, which is comprised of three non-employee Directors (together with the non-executive Chairman of the Board and the President and Chief Executive Officer, who serve as non-voting members of the Committee), met three times in 1999. The responsibilities of the Committee on Directors and Board Affairs include selecting and recommending to the Board nominees for director; recommending to the Board all committee assignments; reviewing the succession plan for senior management; and developing a compensation and benefits program for the Board.

    THE ENVIRONMENTAL, HEALTH AND SAFETY COMMITTEE. The Environmental, Health and Safety Committee, which is comprised of four non-employee Directors, met four times during 1999. The responsibilities of the Environmental, Health and Safety Committee include reviewing with management and providing oversight for the Company's policies, programs and procedures relating to the environment, health and safety ("EHS") and the implementation thereof; reviewing the Company's compliance with applicable laws, regulations and the EHS policies of the Company; and reviewing reports from management regarding significant administrative, regulatory and judicial proceedings and proposed legislation and rule-making initiatives that may impact the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

Dear Fellow Stockholders:

    Our Committee is responsible for recommending to the Board of Directors the amount and nature of compensation paid to executive officers and key employees of the Company and administering the Company's employee stock option and incentive plans. Our decisions are based on our in-depth understanding of the Company and its long-term strategies, as well as our knowledge of the capabilities and performance of the Company's executives.

COMPENSATION PHILOSOPHY AND OBJECTIVES

    The Committee's principal objective in designing and recommending compensation policies is to develop and administer a comprehensive program designed to attract, motivate and retain outstanding managers who are likely to enhance the profitability of the Company and create value for its stockholders. Within this overall philosophy, the Committee's specific objectives are to:

    - pay for performance on both an individual and corporate level;

    - align stockholder and executive interests by placing a significant portion of executive compensation "at risk";

    - tie executive compensation to the achievement of certain short-term and long-term performance objectives of the Company;

    - recognize and reward sustained superior performance by individual officers and key employees; and

    - offer a total compensation program that takes into account the compensation practices of comparable companies.

COMPENSATION COMPONENTS AND PROCESS

    There are three major components of the Company's executive officer compensation: (i) base salary, (ii) bonus and (iii) long-term incentive awards.

    BASE SALARY. Base salary levels for executives are established based on the Committee's review of industry and national surveys of compensation levels and its review of the recommendations of the compensation professionals retained by the Company. The Committee strives to maintain salary levels that support management development and career enhancement of executives while being competitive with the Company's compensation comparator group. Based on the industry and national surveys described above and the Committee's objective of linking total compensation to individual and Company performance, the Committee intends that base salary will comprise approximately 20% to 35% of an executive's total compensation.

    BONUS. Executive officers and other key employees of the Company and its subsidiaries participate in the IMC Global Inc. Management Incentive Compensation Program (the "MICP"). Under the MICP, target annual incentive awards for eligible executives are equivalent to approximately 45% to 65% of base salary contingent upon the attainment of pre-established individual performance objectives and business performance goals established by the Compensation Committee for the Company as a whole and for each of the Company's major operating subsidiaries and business segments. The majority of an executive's MICP award is tied to the attainment of business performance objectives and the remaining portion of such award is tied to individual performance objectives. For 1999, individual, Company and business unit performance objectives applicable to the Company's executives were achieved at varying levels, resulting in an average of 62% of target, and corresponding MICP awards were made to such executives.

 LONG-TERM INCENTIVE AWARDS

    AMENDED AND RESTATED 1988 STOCK OPTION AND AWARD PLAN.  Under the IMC
Global Inc. Amended and Restated 1988 Stock Option and Award Plan (the "1988 Option Plan"), the Company uses stock options and restricted stock awards as components of its compensation package because they align the interests of officers and other key employees with those of the Company's stockholders. Stock options are exercisable over a ten-year period, subject to vesting requirements, and allow grantees to purchase shares at the full market price of the stock on the day the options were granted.

    1996 LONG-TERM INCENTIVE PLAN. The 1996 Long-Term Incentive Plan (the "LTIP") is intended to operate in conjunction with the 1988 Option Plan to further advance the interests of the Company by directly linking a significant component of the long-term incentive compensation of the Company's officers and other key employees to the achievement of specific performance goals established by the Committee. Under the LTIP, performance awards may be made to an officer or other participating key employee at the beginning of each performance period (generally consisting of three consecutive fiscal years) and are earned during such three-year period. At the beginning of each year during the performance period, annual performance targets are established by the Committee based on the "Economic Profit" (after-tax operating earnings in excess of net assets multiplied by the cost of capital) improvement of the Company, a business unit of the Company or both. Payment of awards for each three-year performance period is based on the average payout multiple earned for each of the three years during such performance period. Payment of awards under the LTIP for the performance period ended December 31, 1999 was based on the average payout multiple earned for each of fiscal 1997, 1998 and 1999. For purposes of determining the 1999 payout multiple, the Committee established additional performance measures, linking the 1999 payout multiple directly to share price appreciation, such that the 1999 payout multiple was capped at 100% of target, unless the year-end price of Common Stock was greater than $20.00 per share. Likewise, the range of 1999 payout multiples above 100% was prorated based upon stock price appreciation. The LTIP award paid to one Named Executive Officer of the Company and the awards paid to certain other executives participating in the LTIP were capped at 100% of target due to these additional performance measures. Payments under the LTIP may be made in cash, shares of Common Stock, including shares of restricted stock, or a combination thereof.

POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), limits the tax deductibility by a corporation of annual compensation in excess of $1 million paid to the chief executive officer or any of its four most highly compensated executive officers (other than the chief executive officer). However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors."

    All members of IMC Global's Compensation Committee qualify as outside directors. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Committee's overall compensation philosophy. The Committee will consider ways to maximize the deductibility of executive compensation while retaining the discretion the Committee deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. However, from time to time the Committee may award compensation which is not fully deductible if the Committee determines that such award is consistent with its philosophy and in the best interests of IMC Global and its stockholders.

    The LTIP, the 1988 Option Plan and the MICP are designed to permit certain awards made thereunder to meet the performance-based criteria of Section 162(m) of the Internal Revenue Code.

STOCK OWNERSHIP GUIDELINES

    In order to align stockholder and executive interests, IMC Global has established Stock Ownership Guidelines (the "Guidelines") for executive officers and business unit presidents. The Guidelines establish ownership targets of Common Stock based on the base salary of the executive and are designed to ensure that executives have invested a substantial portion of their personal wealth in Common Stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Pertz was promoted to the position of Chief Executive Officer of the Company effective October 1, 1999 and served in such capacity through December 31, 1999. The compensation paid to Mr. Pertz in 1999 while serving as Chief Executive Officer reflects his leadership of constructive change and his contributions in leading the Company's long-term strategic growth. Mr. Pertz' annual base salary was set at $750,000 upon his promotion to Chief Executive Officer; while serving as Chief Executive Officer in 1999, Mr. Pertz received $187,500 in base salary. Mr. Pertz' new base salary was determined by the Committee based upon the Committee's review of industry and national surveys of compensation levels. In particular, the Committee reviewed the base salaries paid to the chief executive officers of the Company's comparator group, i.e., approximately 25 companies in the nonpharmaceutical chemicals business, which the Company has identified as companies against which it is competing for executive talent. The Committee also reviewed the recommendations of the compensation professionals retained by the Company and considered the base salary of Mr. Fowler during his tenure as Chief Executive Officer. Mr. Pertz' incentive compensation for 1999 was based upon the Company's performance for 1999 and his combined performance as Chief Executive Officer and as President and Chief Operating Officer of the Company. Mr. Pertz' incentive compensation for 1999 included an individual performance incentive award under the MICP equal to $255,938, based upon his achievement of individual performance objectives which included development and implementation of strategies for restructuring of Company assets and core operations, as well as effecting increases in free cash flow and return on assets. Because the 1999 Economic Profit (defined above) improvement goals for the Company as a whole under the MICP were not met, Mr. Pertz did not receive a business performance incentive award, which is 65% of his total target MICP award. Mr. Pertz' incentive compensation also included a payout under the LTIP. This payout was based upon the Company's performance over the same performance period as for other participants in the MICP for 1999 and consisted of a cash payment of $831,149. Mr. Pertz' LTIP award was based upon the Company's achievement of Economic Profit improvement during the three-year performance period. Upon his promotion to Chief Executive Officer, Mr. Pertz also was awarded an option to purchase 275,000 shares of Common Stock, which vest in full on the fifth anniversary of the date of grant, or if earlier, in one-third increments with the first third vesting on the date on which the fair market value of the Common Stock reaches $25.00 per share, the second vesting on the date on which the fair market value of the Common Stock reaches $27.50 per share and the final third vesting on the date on which the fair market value of the Common Stock reaches $30.00 per share.

    Mr. Fowler served as Chief Executive Officer from January 1, 1999 through September 30, 1999 and continued as an employee of the Company for the remainder of the year. Mr. Fowler's annual base salary for 1999 was set at $750,000, based upon the Committee's review of industry and national surveys of compensation levels. For the period during which Mr. Fowler served as Chief Executive Officer in 1999, Mr. Fowler received $625,000 in base salary and participated in the executive compensation program described throughout this report. On April 27, 1999, as part of the annual stock option grant to key employees under the 1988 Option Plan, Mr. Fowler was awarded an option to purchase 158,000 shares of Common Stock, with one-third of the options becoming exercisable at the end of each of the first three years following the date of grant and with the entire option becoming exercisable at the end of the third year. In October of 1999, the Company entered into a Retirement Agreement with Mr. Fowler under which Mr. Fowler agreed to step down as Chief Executive Officer and Chairman of the Board 13 months earlier than his originally scheduled retirement date and to terminate his prior employment agreement with the Company under which he was entitled to receive his base salary, incentive compensation and other benefits through October 31, 2000. In return, Mr. Fowler received, among other things, a bonus for 1999 equal to $487,500 under the MICP and a payout of $1,036,730 for 1999 under the LTIP.

    The Compensation Committee's decisions regarding Mr. Pertz' compensation and Mr. Fowler's compensation were ratified by the Board of Directors. We believe that IMC Global's historical and future value is inextricably linked to strong management. Accordingly, in approaching decisions on compensation, we go beyond a simple evaluation of financial results to consider a number of qualitative factors which we believe have contributed and continue to contribute significantly to maximizing stockholder value over the long term.

                                          Respectfully submitted,
                                          Raymond F. Bentele, CHAIRMAN
                                          Rod F. Dammeyer
                                          David B. Mathis
                                          Richard L. Thomas

                         STOCKHOLDER RETURN INFORMATION

    The following performance graph compares the Company's cumulative total return on its Common Stock for a five-year period with the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500"), the Standard & Poor's Specialty Chemicals Index (the "S&P Group Index") and a peer group of companies selected by the Company (the "2000 Peer Group").

    The following companies comprise the 2000 Peer Group: Agrium, Inc., Mississippi Chemical Corp., Potash Corporation of Saskatchewan, Terra Industries, Inc. and Terra Nitrogen Co. L.P. The S&P Group Index is comprised of Ecolab Inc., Great Lakes Chemical Corporation, Hercules Incorporated, International Flavors & Fragrances Inc., Sigma-Aldrich Corp. and W. R. Grace & Co. The Company is not included in the S&P 500. The comparisons set forth below assume an initial investment of $100 and reinvestment of dividends or distributions.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            IMC GLOBAL, S&P 500, S&P GROUP INDEX AND 2000 PEER GROUP


                                                12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
IMC Global....................................   $ 100     $187.70    $181.67    $153.47    $101.42    $ 79.12
S&P 500.......................................   $ 100     $137.58    $169.17    $225.61    $290.09    $351.13
S&P Group Index...............................   $ 100     $131.44    $134.81    $166.94    $142.17    $157.37
2000 Peer Group...............................   $ 100     $176.06    $203.46    $183.31    $127.03    $ 86.97

                    MARKET FOR THE REGISTRANT'S COMMON STOCK
                        AND RELATED STOCKHOLDER MATTERS

COMMON STOCK PRICES AND DIVIDENDS

                                                                           QUARTER
                                                          -----------------------------------------
1999                                                       FIRST      SECOND     THIRD      FOURTH
----                                                      --------   --------   --------   --------
Dividends per common share..............................  $  0.08    $  0.08    $  0.08    $  0.08
Common Stock prices:
  High..................................................  $22.313    $27.125    $20.125    $17.063
  Low...................................................   18.000     17.375     14.313     12.750

                                                                           QUARTER
                                                          -----------------------------------------
1998                                                       FIRST      SECOND     THIRD      FOURTH
----                                                      --------   --------   --------   --------
Dividends per common share..............................  $  0.08    $  0.08    $  0.08    $  0.08
Common Stock prices:
  High..................................................  $39.500    $39.125    $30.375    $27.312
  Low...................................................   28.562     29.375     17.812     18.125

    The Company's Common Stock is traded on the New York Stock Exchange and the Chicago Stock Exchange under the symbol IGL. As of February 15, 2000, the Company had 114,492,296 shares of Common Stock outstanding, excluding 10,671,276 treasury shares. Common Stock prices are from the Composite Tape for New York Stock Exchange issues as reported in THE WALL STREET JOURNAL. As of
February 15, 2000, the number of registered holders of Common Stock as reported by the Company's registrar was 10,399. However, an indeterminable number of stockholders beneficially own shares of the Company's Common Stock through investment funds and brokers. For the year ended December 31, 1999, the Company paid cash dividends of $36.6 million.

                  POLICIES RELATING TO THE BOARD OF DIRECTORS

NOMINATION AND SELECTION OF DIRECTORS

    Recommendations for new Directors may be made by stockholders to the Corporate Secretary in accordance with the procedures set forth in the Company's Amended and Restated By-Laws. The Corporate Secretary will report such recommendations to the Committee on Directors and Board Affairs for consideration.

COMPENSATION OF DIRECTORS

    NON-EMPLOYEE DIRECTORS. During 1999 each non-employee Director received an annual retainer of $27,000, attendance fees of $1,000 for each Board meeting attended and an additional $1,000 for attendance at each meeting of a Board committee to which such Director was assigned. Each non-employee Director also received an additional annual retainer of $3,000 for services as chairperson of a Board committee. Prior to the beginning of each calendar year, each non-employee Director may elect to defer some or all of his or her retainer and attendance fees for such year until a specified future date or until retirement.

    Pursuant to the 1998 Stock Option Plan for Non-Employee Directors (the "1998 Directors Option Plan"), each non-employee Director receives options to purchase 2,500 shares of Common Stock each year immediately following the Annual Meeting of Stockholders. Directors who begin service other than on the date of the Annual Meeting of Stockholders receive grants that are pro rated based on the period remaining until the next Annual Meeting of Stockholders. The options are granted at 100% of the fair market value of the Common Stock on the date of grant, are immediately exercisable and, in general, may be exercised at any time up to ten years after the date of grant while the Director remains in office and for two years thereafter.

    EMPLOYEE DIRECTORS. Employee Directors (currently Messrs. Sullivan and Pertz) receive no fees or remuneration, as such, for service on the Board or any committee of the Board.

ATTENDANCE

    The full Board held six regular and four special meetings during 1999. Each Director was present for at least 75% of the aggregate number of meetings of the Board and committees of the Board of which such Director was a member that occurred during 1999 subsequent to the election of such Director to the Board. In addition to attendance at Board and committee meetings, Directors discharge their responsibilities throughout the year by personal meetings and telephone contact with the Company's executive officers and others regarding the business and affairs of the Company.

RETIREMENT FROM THE BOARD

    The Board has a mandatory retirement policy which provides that any Director who is not an employee of the Company may not stand for re-election to the Board after he or she has attained the age of 70. In addition, it is the policy of the Board that employees of the Company (other than the Chief Executive Officer) who serve on the Board resign from the Board upon their retirement from the Company. The Board also has a policy that any non-employee Director or the Chief Executive Officer of the Company submit his or her resignation if he or she has a material change in employment, is the subject of media attention that reflects unfavorably on his or her continued service on the Board or has a conflict of interest with the Company. The Board shall accept or reject the resignation based on the best interests of the Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

    The following table shows the number of shares of Common Stock that are owned beneficially, as of February 15, 2000, by (i) each Director, (ii) each executive officer named in the Summary Compensation Table and (iii) the Directors and all executive officers of the Company as a group (21 persons), with sole voting and investment power unless otherwise indicated.

                                                     NUMBER OF SHARES
                                                    OWNED BENEFICIALLY
                                                    AS OF FEBRUARY 15,
NAME                                                      2000(1)
----                                                -------------------
Raymond F. Bentele................................               14,000(2)
Rod F. Dammeyer...................................               86,000(2)(3)(4)
James M. Davidson.................................               12,750(2)
Harold H. MacKay..................................               26,600(2)(3)
David B. Mathis...................................               13,000(2)
Donald F. Mazankowski.............................               13,850(2)(3)
Douglas A. Pertz..................................              134,893(5)
Pamela B. Strobel.................................                3,125(2)
Joseph P. Sullivan................................              640,675(2)(3)(6)(7)
Richard L. Thomas.................................               24,000(2)
John U. Huber.....................................              322,694(3)(5)(8)
J. Bradford James.................................               51,666(5)
Robert F. Clark...................................               22,400(5)
C. Steven Hoffman.................................              155,293(5)
Robert E. Fowler, Jr..............................              536,408(3)(5)
Directors and all executive officers as a group...            2,137,667(9)

---------

(1) Beneficial ownership of Common Stock is based on information furnished or confirmed by each Director or executive officer described above. No individual Director or executive officer is a beneficial owner of more than 1% of the outstanding shares of Common Stock. Directors and the executive officers described above as a group beneficially own an aggregate of approximately 1.87% of the outstanding shares of Common Stock.

(2) Includes shares of Common Stock purchasable within 60 days of February 15, 2000 through the exercise of options granted to non-employee Directors under the 1998 Directors Option Plan and the 1994 Stock Option Plan for Non-Employee Directors (the "1994 Directors Option Plan"), as follows:
    Mr. Bentele, 13,000 shares; Mr. Dammeyer, 9,000 shares; Dr. Davidson, 11,000 shares; Mr. MacKay, 9,000 shares; Mr. Mathis, 11,000 shares;
    Mr. Mazankowski, 5,000 shares; Ms. Strobel, 2,125 shares; Mr. Sullivan, 9,000 shares; and Mr. Thomas, 9,000 shares.

(3) Includes shares of Common Stock purchasable within 60 days of February 15, 2000 through the exercise of options granted under The Vigoro Corporation 1991 Stock Option Plan, as amended (the "Vigoro Option Plan"), as follows:
    Mr. Dammeyer, 8,000 shares; Mr. MacKay, 16,000 shares; Mr. Mazankowski, 8,000 shares; Mr. Sullivan, 253,000 shares; Mr. Huber, 72,441 shares; and Mr. Fowler, 275,095 shares.

(4) Does not include shares of Common Stock held by Great American Management and Investment, Inc. through its subsidiary, Eagle-GVI One, Inc. (See "--Ownership of Common Stock by Others"). Mr. Dammeyer is the President and Chief Executive Officer and is a director of each of Great American Management and Investment, Inc. and Eagle-GVI One, Inc.

(5) Includes shares of Common Stock purchasable within 60 days of February 15, 2000 through the exercise of options granted under the 1988 Option Plan as follows: Mr. Pertz, 106,666 shares; Mr. Huber, 69,666 shares; Mr. James, 26,666 shares; Mr. Clark, 20,000 shares; Mr. Hoffman, 134,133 shares; and Mr. Fowler, 173,000 shares.

(6) This table does not include units of Phosphate Resource Partners as follows:
    Mr. Sullivan, 300 units. No other Director or executive officer owns any units of Phosphate Resource Partners.

(7) Includes 10,000 shares held by the Joseph P. and Jeanne M. Sullivan Foundation (the "Foundation"). Mr. Sullivan is the vice president and his wife is the president of the Foundation, respectively. Mr. Sullivan disclaims beneficial ownership of any of the 10,000 shares of Common Stock owned by the Foundation.

(8) Includes 155,000 shares of Common Stock held by the John and Janice Huber Family Limited Partnership, an Illinois limited partnership (the "Huber Partnership"). Mr. Huber and his wife are the sole general partners of the Huber Partnership. Mr. Huber disclaims beneficial ownership of any of the 155,000 shares of Common Stock owned by the Huber Partnership except to the extent of his ownership interest in the Huber Partnership.

(9) Includes 1,340,125 shares of Common Stock purchasable within 60 days of February 15, 2000 by Directors and all executive officers as a group through the exercise of options granted under the 1998 Directors Option Plan, the 1994 Directors Option Plan, the Vigoro Option Plan and the 1988 Option Plan.

OWNERSHIP OF COMMON STOCK BY OTHERS

    The Company believes that, as of December 31, 1999, based on filings with the Securities and Exchange Commission (the "SEC"), only the following named organizations are the beneficial owners of more than 5% of the outstanding Common Stock.

                                                                               PERCENT OF
                                                                 SHARES       OUTSTANDING
                                                              BENEFICIALLY       COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNED           STOCK
------------------------------------                          ------------   --------------
J. R. Simplot/J. R. Simplot Self-(1)........................   11,574,338             10.11%
Declaration of Revocable Trust
J. R. Simplot Foundation
  999 Main Street
  Boise, Idaho 83702

FMR Corp. (2)...............................................   11,540,160             10.05%
  82 Devonshire Street
  Boston, Massachusetts 02109

Brinson Partners, Inc. (3)..................................    9,988,984              8.70%
  209 South LaSalle Street
  Chicago, Illinois 60604
UBS AG
  Bahnhofstrasse 45
  8021, Zurich, Switzerland

Great American Management and Investment, Inc. (4)..........    6,510,286              6.30%
Eagle-GVI One, Inc.
Samstock, L.L.C.
    Two North Riverside Plaza
    Chicago, Illinois 60606

                                                                               PERCENT OF
                                                                 SHARES       OUTSTANDING
                                                              BENEFICIALLY       COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNED           STOCK
------------------------------------                          ------------   --------------
Capital Group International, Inc. (5).......................    5,948,730              5.20%
    11100 Santa Monica Boulevard
    Los Angeles, California 90025

Morgan Stanley Dean Witter & Co. (6)........................    6,036,133              5.09%
    1585 Broadway
    New York, New York 10036

---------

(1) Based solely on an amendment to Schedule 13D dated November 11, 1999, J. R. Simplot, as trustee of the J. R. Simplot Self-Declaration of Revocable Trust (the "Trust"), has sole voting and dispositive power over 9,727,738 shares held by the Trust. The J. R. Simplot Foundation (the "Foundation") has sole voting and dispositive power over 1,846,600 shares. J. R. Simplot shares with the other directors of the Foundation, the power to vote and dispose of the 1,846,600 shares held by the Foundation.

(2) Based solely on a Schedule 13G dated February 14, 2000, FMR Corp. is a parent holding company which, together with its affiliates has sole voting power with respect to 733,760 shares and sole dispositive power with respect to 11,540,160 shares.

(3) Based solely on a Schedule 13G dated February 4, 2000, Brinson
    Partners, Inc. has sole voting power and shares dispositive power with respect to 9,518,250 shares. UBS AG has sole voting power with respect to 9,960,784 shares and shares dispositive power with respect to 9,988,984 shares. Brinson Partners, Inc. is a wholly owned subsidiary of UBS AG.

(4) Based solely on a Schedule 13G dated February 9, 2000, Great American Management and Investment, Inc. and Eagle-GVI One, Inc. share voting and dispositive power over 6,510,286 shares. Samstock, L.L.C. has sole voting and dispositive power over an additional 1,100,000 shares, or 1.1% of the outstanding Common Stock.

(5) Based solely on a Schedule 13G dated February 10, 2000, Capital Group International, Inc. is the parent holding company of a group of investment management companies that holds investment power and, in some cases, voting power over the securities reported in its Schedule 13G. Capital Group International, Inc. has sole voting power over 5,744,430 shares and sole dispositive power over 5,948,730 shares.

(6) Based solely on a Schedule 13G dated February 4, 2000, Morgan Stanley Dean Witter & Co. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and shares voting power over 5,911,941 shares and shares dispositive power over 6,036,133 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Each Director and officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is required by
Section 16(a) of the Exchange Act to report to the SEC, by a specified date, his or her beneficial ownership of or transactions in the Company's securities. Reports received by the Company indicate that all such Directors and officers filed all requisite reports with the SEC on a timely basis during 1999, with the exception of Steven J. Demetriou, who failed to file in a timely manner one report pertaining to one transaction on August 31, 1999.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth compensation information for the President and Chief Executive Officer of the Company, the former Chairman of the Board and Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for 1999. The executive officers listed below are collectively referred to as the "Named Executive Officers" in this Proxy Statement. The compensation shown excludes amounts for any fiscal year prior to becoming an executive officer.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                                          ------------------------------  -----------------------------------------------------
                                                                                           AWARDS     PAYOUTS
                                                                                         ----------  ---------
                                                                          RESTRICTED     SECURITIES
                                                            OTHER ANNUAL    STOCK        UNDERLYING    LTIP         ALL OTHER
NAME AND PRINCIPAL                FISCAL  SALARY    BONUS   COMPENSATION   AWARD(S)       OPTIONS     PAYOUTS      COMPENSATION
POSITION                           YEAR     ($)      ($)       ($)(4)        ($)            (#)         ($)          ($) (8)
------------------                ------  -------  -------  ------------  ----------     ----------  ---------     ------------
D. A. Pertz (1) President & CEO    1999   637,500  255,938     62,113             0        275,000     831,149       119,987
                                   1998   150,000  151,650          0             0        500,000     246,413        22,091

J. U. Huber                        1999   401,059   86,026      4,739             0         63,000     289,539       161,855
  Executive VP                     1998   353,870  319,254      1,801       371,250(5)      60,000     443,166        98,561
                                   1997   303,570  253,546          0             0         43,000     192,628        50,503

J. B. James (2)                    1999   358,752  158,816          0       192,500(6)      57,000     319,991       114,137
  Executive VP & CFO               1998   288,750  238,219          0             0         40,000     382,612        59,497

R. F. Clark                        1999   266,500  161,177          0             0         30,000     151,244        78,576
  Senior VP

C. S. Hoffman                      1999   281,487   78,368      8,046             0         35,000     165,611        44,197
  Senior VP                        1998   259,020  201,115      1,801             0         31,000     297,653        32,752
                                   1997   250,020  128,685          0             0         30,000     118,302         8,637

R. E. Fowler, Jr. (3)              1999   750,000  487,500      7,525             0        158,000   1,036,730        57,346
  Former Chairman & CEO            1998   700,002  750,752      1,922     1,816,040(7)     150,000     746,913(7)     56,858
                                   1997   550,002  423,118          0             0        105,000     480,472        32,211

---------

(1) Mr. Pertz joined the Company on October 1, 1998 as its President and Chief Operating Officer. On October 1, 1999, Mr. Pertz became President and Chief Executive Officer of the Company.

(2) Mr. James joined the Company on February 16, 1998 as its Senior Vice President and Chief Financial Officer.

(3) Mr. Fowler retired as Chairman of the Board and Chief Executive Officer on September 30, 1999.

(4) Includes amounts reimbursed during the fiscal year for the payment of taxes. Also includes for Mr. Pertz $49,142 pursuant to the terms of Mr. Pertz' employment agreement representing the purchase price of an automobile leased by him prior to his employment by the Company.

(5) Mr. Huber received an award of 10,000 shares of restricted stock on February 23, 1998. At December 31, 1999, these shares had an aggregate value of $163,750. Each share of restricted stock is entitled to dividends in the same amount as other shares of Common Stock.

(6) Mr. James received an award of 10,000 shares of restricted stock on February 19, 1999. At December 31, 1999, these shares had an aggregate value of $163,750. Each share of restricted stock is entitled to dividends in the same amount as other shares of Common Stock.

(7) Half of Mr. Fowler's award under the LTIP for the performance period ended on December 31, 1998 was paid in cash and the other half of such award was paid in the form of shares of restricted stock based on the value of Common Stock on February 19, 1999. Accordingly, on February 19, 1999, Mr. Fowler was granted 39,054 shares of Common Stock which vest in full on October 31, 2000. The amount shown in the above table for restricted stock for 1998 includes the value of the 39,054 shares and the amount shown for the LTIP for 1998 represents the cash portion of the total award for Mr. Fowler's performance during the performance period ended on December 31, 1998.
    Mr. Fowler also received an award of 33,000 shares of restricted stock on January 29, 1998 which vests in full when he reaches 65 years of age on October 7, 2000. At December 31, 1999, Mr. Fowler held 72,054 shares of restricted stock with an aggregate value of $1,179,884. Each share of restricted stock is entitled to dividends in the same amount as other shares of Common Stock.

(8) Includes: (i) the value of the benefit for life insurance premiums paid by the Company in fiscal 1999 as follows: Mr. Pertz, $10,197; Mr. Huber, $32,201; Mr. James, $24,591; Mr. Clark, $5,038; Mr. Hoffman, $11,889; and
    Mr. Fowler, $57,346; (ii) contributions made by the Company to the savings component of the Company's Profit Sharing and Savings Plan in fiscal 1999 in the amount of $7,200 each for Messrs. Pertz, Huber, Clark and Hoffman;
    (iii) contributions made by the Company for fiscal 1999 to the profit sharing component of the Company's Profit Sharing and Savings Plan as follows: Mr. Pertz, $10,622; Mr. Huber, $13,200; Mr. James, $13,822; and
    Mr. Clark, $2,800; (iv) estimated contributions to be made by the Company for fiscal 1999 pursuant to the Company's Restoration Plan (pursuant to which the Company credits to the accounts of certain highly-compensated employees amounts that the Company would have contributed to the accounts of such employees under the Company's Profit Sharing and Savings Plan but for limitations imposed by the Internal Revenue Code) as follows: Mr. Pertz, $78,644; Mr. Huber, $96,274; Mr. James, $45,197; Mr. Clark, $51,949; and
    Mr. Hoffman, $14,517; and (v) estimated contributions to be made by the Company for fiscal 1999 pursuant to the Company's defined contribution Supplemental Executive Retirement Plan (which provides certain executives of the Company with retirement benefits in addition to those available under the Profit Sharing and Savings Plan and the Restoration Plan) as follows:
    Mr. Pertz, $13,324; Mr. Huber, $12,980; Mr. James, $30,527; Mr. Clark,
    $11,589; and Mr. Hoffman, $10,591.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table sets forth information with respect to all options to purchase shares of Common Stock granted in 1999 to each of the Named Executive Officers. There were no grants of stock appreciation rights to the Named Executive Officers in 1999.

                                                                     INDIVIDUAL GRANTS                        GRANT DATE VALUE
                                                   -----------------------------------------------------     -------------------
                                                     NUMBER OF     % OF TOTAL
                                                    SECURITIES      OPTIONS
                                                    UNDERLYING     GRANTED TO     EXERCISE
                                                      OPTIONS     EMPLOYEES IN     PRICE      EXPIRATION         GRANT DATE
                      NAME                         GRANTED(#)(1)  FISCAL YEAR   ($/SHARE)(2)     DATE        PRESENT VALUE($)(4)
                      ----                         -------------  ------------  ------------  ----------     -------------------
D. A. Pertz......................................     275,000        14.63        14.3125      10/1/2009          1,075,250
J. U. Huber......................................      63,000         3.35        22.6562      4/27/2009            482,580
J. B. James......................................      57,000         3.03        22.6562      4/27/2009            436,620
R. F. Clark......................................      30,000         1.60        22.6562      4/27/2009            229,800
C. S. Hoffman....................................      35,000         1.86        22.6562      4/27/2009            268,100
R. E. Fowler, Jr.................................     158,000         8.41        22.6562     10/31/2004(3)       1,210,280

---------

(1) The option granted to Mr. Pertz vests in full on the fifth anniversary of the date of grant, or, if earlier, in one-third increments on the respective dates on which the fair market value of the Common Stock reaches $25.00, $27.50 and $30.00 per share. All other options granted and reported in this table have the following terms: each option vests over a three-year period, with one-third of the options becoming exercisable at the end of each of the first three years following the date of grant and with the entire option becoming exercisable at the end of the third year, unless the vesting schedule is accelerated in accordance with the Company's 1988 Option Plan.

(2) Exercise price is the fair market value of the Common Stock on the date of grant, determined by calculating the average of the high and low prices at which the Common Stock is traded on such date, as reflected on the New York Stock Exchange Composite Tape.

(3) The expiration date of this option was changed from April 27, 2009 to October 31, 2004 in connection with Mr. Fowler's retirement as Chairman of the Board and Chief Executive Officer.

(4) The Black-Scholes Option Pricing Model was used to determine the grant date present value of the options to purchase shares of Common Stock granted in 1999 by the Company. Based on the Black-Scholes Model, the present value of each option granted to Mr. Pertz during fiscal 1999 is $3.91 per share and the present value of each option granted to each other Named Executive Officer during fiscal 1999 is $7.66 per share. The material assumptions and adjustments incorporated in the model in estimating the value of the options include the following: (i) option exercise prices of $22.65 and $14.31 for the option grants made on April 27, 1999, and October 1, 1999, respectively, in each case equal to the fair market value of the underlying stock on the date of grant; (ii) an option term of ten years; (iii) interest rates of 5.18% and 6.11% on the option grants made on April 27, 1999 and October 1, 1999, respectively, in each case representing the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term; (iv) volatilities of 34.14% and 34.50% on the option grants made on April 27, 1999 and October 1, 1999, respectively, in each case calculated using daily stock prices for the three-year period prior to the date of grant; (v) dividends at the rate of $0.32 per share, representing the annualized dividends paid with respect to a share of Common Stock at the date of grant; and (vi) reductions of approximately 9.78% and 23.41% on the option grants made on April 27, 1999 and October 1, 1999, respectively, to reflect the probability of forfeiture due to termination prior to vesting, and approximately 15.61% and 11.96% for the option grants made on April 27, 1999 and October 1, 1999, respectively, to reflect the probability of a shortened option term due to termination of employment prior to the option exercise date. The ultimate values of the options will depend upon the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend upon the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

    The following table sets forth information with respect to all exercises of options to purchase shares of Common Stock in 1999 by each of the Named Executive Officers and all outstanding options to purchase Common Stock held by such individuals as of December 31, 1999.

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                                                 OPTIONS AT FISCAL             THE-MONEY OPTIONS
                                                                    YEAR-END(#)            AT FISCAL YEAR-END($)(1)
                            SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
           NAME             ON EXERCISE(#)    RECEIVED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             ---------------   -----------   -----------   -------------   -----------   -------------
D. A. Pertz...............           --               --      106,666        668,334             --         567,183
J. U. Huber...............           --               --      142,107        117,334             --              --
J. B. James...............           --               --       13,333         83,667             --              --
R. F. Clark...............           --               --       10,000         50,000             --              --
C. S. Hoffman.............           --               --      134,133         65,667             --              --
R. E. Fowler, Jr..........           --               --      448,095        293,000             --              --

---------

(1) The value is calculated based on a December 31, 1999 closing stock price of $16.375 as quoted on the New York Stock Exchange Composite Tape, less the relevant exercise price.

                      LONG-TERM INCENTIVE PLANS--AWARDS IN
                                LAST FISCAL YEAR

    The following table sets forth certain information concerning awards made during fiscal 1999 to the Named Executive Officers under the LTIP.

                                                    PERFORMANCE OR        ESTIMATED FUTURE PAYOUTS UNDER
                              NUMBER OF SHARES,   OTHER PERIOD UNTIL        NON-STOCK PRICE-BASED PLANS
                               UNITS OR OTHER         MATURATION       -------------------------------------
            NAME                  RIGHTS(#)           OR PAYOUT        THRESHOLD($)   TARGET($)   MAXIMUM($)
            ----              -----------------   ------------------   ------------   ---------   ----------
D. A. Pertz.................          --              3 years                 0        635,234    1,905,701
J. U. Huber.................          --              3 years                 0        244,564      733,691
J. B. James.................          --              3 years                 0        244,564      733,691
R. F. Clark.................          --              3 years                 0        139,227      417,680
C. S. Hoffman...............          --              3 years                 0        126,574      379,721
R. E. Fowler, Jr............          --                (1)                  (1)        (1)          (1)

---------

(1) The amount and payout of Mr. Fowler's award is included as part of the payments being made pursuant to his retirement agreement described below under "Retirement Agreement."

    Awards under the LTIP are made at the beginning of each three-year performance period and are earned based on the performance of the Company or a business unit of the Company or a combination thereof during such three-year period. For Messrs. Pertz, James and Hoffman, awards are earned based on the performance of the Company. For Messrs. Huber and Clark, respectively, awards are based on the performance of the Company's Potash and Salt business units. Each award is expressed as a percentage of the salary midpoint for the salary grade of such participant. For the performance period commencing in fiscal 1999, the percentages are: Mr. Pertz, 80%; Messrs. Huber and James, 60%; and
Messrs. Clark and Hoffman, 50%. At the beginning of each year during the performance period annual performance targets are established based on Economic Profit improvement of the Company, a business unit of the Company or a combination thereof. A performance target is determined for the Company and each of the Company's business units each year during the performance period, with each participant earning 100% of such participant's target award if the annual performance target of the Company, or the participant's business unit, or a combination thereof, is met during each fiscal year in the performance period, or a greater or lesser percentage of such target award if the average payout multiple earned for the three fiscal years in the performance period is greater or less than 100%. The LTIP was approved during fiscal 1996 and phased-in during fiscal 1997 and 1998, with payouts for fiscal 1997 being based on the payout multiple earned for that year and payouts for 1998 being based on the average payout multiple earned for fiscal 1997 and 1998. All future awards will be based on a full three-year performance period. Payouts of the awards may be made in cash, shares of Common Stock of the Company, including shares of restricted stock, or a combination of the foregoing. The payouts for fiscal 1999 were made completely in cash.

    All of the terms relating to the satisfaction of the annual performance targets and the termination of the performance period relating to an outstanding award, or the cancellation of such award, upon the termination of employment of a participant, whether by reason of disability, retirement, death or other termination, is subject to the determination of the Compensation Committee. In addition, the Compensation Committee, in its discretion, may make adjustments to outstanding awards in the event of a Change in Control of the Company (as defined below), including causing the performance period relating to such award to lapse and the performance targets applicable to such award to be deemed attained at the maximum level. A "Change in Control" of the Company will occur as of the first day that any one of the following conditions has been satisfied: certain acquisitions of 15% or more of the Common Stock, or change in a majority of the Board of Directors, or the consummation of a reorganization, merger or consolidation, or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company's stockholders receive 60% or more of the stock of the surviving company) or the consummation of a liquidation or dissolution of the Company.

DEFINED BENEFIT PENSION PLANS

    The Company maintains a non-contributory qualified defined benefit pension plan which covers certain salaried employees, including certain Named Executive Officers. The annual pension to which a participant is entitled at normal retirement age (65) is an amount based on the average annual remuneration for the five consecutive highest paid years out of the ten years immediately preceding retirement, and years of credited service up to 35 years. Remuneration for these purposes includes salary and 50% of bonus as shown in the Summary Compensation Table.

    The Internal Revenue Code requires certain limitations on benefits provided under a qualified retirement plan. To the extent pension benefits otherwise payable under the qualified pension plan's formula exceed the Internal Revenue Code's limitations, the Board of Directors has approved a non-qualified plan, the Supplemental Benefit Plan, which provides for payment of amounts in excess of the Internal Revenue Code's limitations from the Company's operating funds to its participants. Of the Named Executive Officers, only Messrs. Fowler and Hoffman participate in the Supplemental Benefit Plan.

    The following table shows the estimated annual pension benefits, which would be payable to the eligible Named Executive Officers for life at normal retirement under the qualified pension plan, calculated without regard to the Internal Revenue Code limitations. (If elected, an optional form of pension would, on an actuarial basis, reduce benefits to the participant but provide benefits to a surviving beneficiary or permit a one-time lump sum present value payment.)

                                                      ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED
ANNUAL AVERAGE OF HIGHEST FIVE YEARS COVERED  ---------------------------------------------------------------
  REMUNERATION FOR PENSION PURPOSES IN TEN                                                           35 YEARS
   YEARS PRECEDING NORMAL RETIREMENT DATE     10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   OR MORE
--------------------------------------------  --------   --------   --------   --------   --------   --------
$300,000.................................     $ 52,000   $ 78,000   $104,000   $129,900   $150,700   $171,400
$400,000.................................     $ 69,800   $104,700   $139,600   $174,400   $202,300   $230,200
$500,000.................................     $ 87,600   $131,400   $175,200   $218,900   $254,000   $289,000
$600,000.................................     $105,400   $158,100   $210,800   $263,400   $305,600   $347,800
$700,000.................................     $123,200   $184,800   $246,400   $307,900   $357,300   $406,600
$800,000.................................     $141,000   $211,500   $282,000   $352,400   $408,900   $465,400
$900,000.................................     $158,800   $238,200   $317,600   $396,900   $460,600   $524,200
$1,000,000...............................     $176,600   $264,900   $353,200   $441,400   $512,200   $583,000
$1,100,000...............................     $194,400   $291,600   $388,800   $485,900   $563,900   $641,800
$1,200,000...............................     $212,200   $318,300   $424,400   $530,400   $615,500   $700,600

    Credited service under the pension plan as of December 31, 1999 for the eligible Named Executive Officers is as follows: Mr. Fowler, 3 years, 10 months and Mr. Hoffman, 25 years, 9 months.

    The Company also maintains a defined benefit Supplemental Executive Retirement Plan, a non-contributory, non-qualified plan in which certain key executives have participated and in which Mr. Fowler is the only remaining participant. Mr. Hoffman was a participant in the plan prior to January 1, 1998. Effective January 1, 1998, Mr. Hoffman's participation in this plan was terminated and Mr. Hoffman became a participant in the new defined contribution Supplemental Executive Retirement Plan described below and was credited with an opening balance in the amount of $236,888 in place of his former benefit under this plan. The plan takes into account 100% of bonus and years of credited service up to a maximum of 20 years, payable to the extent that such benefits exceed those payable under the qualified defined benefit pension plan. The additional amount of annual retirement benefits payable under the Supplemental Executive Retirement Plan to Mr. Fowler beginning at age 65 is $171,618.

    Effective January 1, 1998, the Company added a profit sharing provision to the Profit Sharing and Savings Plan. The Profit Sharing and Savings Plan, a defined contribution plan, became the primary retirement vehicle for all employees not covered by a collective bargaining agreement who were either
(1) not participants in the qualified defined benefit pension plan or (2) hired on or after January 1, 1998. Employees who were participants in the qualified defined benefit pension plan as of December 31, 1997 were given the option of remaining in such plan, or of becoming a participant in the Profit Sharing and Savings Plan effective January 1, 1998. All Named Executive Officers except
Mr. Fowler participate in the Profit Sharing and Savings Plan.

    Effective January 1, 1998, the Company adopted a new non-qualified defined contribution Supplemental Executive Retirement Plan which covers certain Named Executive Officers and certain other key executives. All of the Named Executive Officers except Mr. Fowler participate in the plan.

EMPLOYMENT AGREEMENT

    In connection with the employment of Mr. Pertz, in September 1998, the Company entered into an employment agreement with Mr. Pertz. The agreement is for an initial three-year term. The agreement terminates in the event of Mr. Pertz' death or disability. In the event of disability, he is entitled to base salary through the unexpired term of the agreement or, if earlier, his eligibility for retirement benefits. The Company may also terminate the agreement with or without "cause" (as defined in the agreement). In the event of termination by the Company without cause, Mr. Pertz is entitled to severance benefits equal to three times his then-current base salary, three times his highest annual bonus earned during the three prior years under the MICP and three times his highest annual award earned during the three prior years under the LTIP. He is also entitled to continued participation in medical, dental, life and disability plans for up to three years In addition, the vesting of outstanding stock options is accelerated and his balance in the defined contribution Supplemental Executive Retirement Plan becomes fully vested. Mr. Pertz may also terminate the agreement for "good reason" (as defined in the agreement, and which includes failure to promote him to Chairman of the Board of the Company by November 1, 2000). In the event of termination by Mr. Pertz for good reason, he is entitled to receive severance benefits as if he were terminated by the Company without cause. As of March 1, 2000, the amount of cash severance payments to Mr. Pertz in the event of termination by the Company without cause or by Mr. Pertz for good reason is estimated to be $5,486,261.

    The agreement requires Mr. Pertz to devote full time to the performance of such duties as are commensurate with his position and as may be assigned to him by the Board. Pursuant to the agreement, Mr. Pertz has agreed not to compete with the Company for the period ending three years after his termination of employment. During such non-competition period, Mr. Pertz is prohibited from rendering services to any North American business enterprise producing and distributing potash, phosphate, animal feed ingredients or salt. In addition, Mr. Pertz is prohibited from soliciting, in competition with the Company, any client, customer or prospect of the Company and from soliciting any employee or agent of the Company to enter into any employment, agency or other relationship in competition with the Company.

    The agreement provides for compensation (subject to increase at the discretion of the Board) of $600,000 per year base salary, an annual bonus under the MICP with a target bonus of at least 60% of base salary (with an actual bonus of at least 60% of base salary for 1998), the opportunity to earn awards under the LTIP with an annual target award of at least 80% of his salary grade midpoint (with an actual bonus of at least 80% of salary grade midpoint of $495,000, prorated to reflect the period of actual service, during 1998), and retirement benefits in the form of participation in the Profit Sharing and Savings Plan, the Restoration Plan and the defined contribution Supplemental Executive Retirement Plan. The agreement also provided for initial stock option awards of options to purchase (a) 320,000 shares of Common Stock vesting in three annual installments, and (b) 180,000 shares of Common Stock vesting on August 28, 2003 or, if earlier, increments of one-third with the first third vesting on the date on which the fair market value of the Common Stock is at least $30.00 per share, the second vesting on the date on which the fair market value of the Common Stock is at least $35.00 per share, and the third vesting on the date on which the fair market value of the Common Stock is at least $40.00 per share (but in no event before one year from the date of grant of the option and no more than 50% during the second year following the date of grant). The agreement also provides for (a) payment of a country club membership up to a maximum initiation fee of $50,000 and monthly dues of $500, (b) reimbursement of financial, tax and estate planning advice expenses up to $7,500 per year,
(c) payment of the purchase price of an automobile leased by Mr. Pertz prior to his employment by the Company, and (d) reimbursement of legal fees incurred in preparing his employment agreement. Mr. Pertz is also entitled to other employee benefits and perquisites that are available generally to senior management of the Company.

    Following a Change in Control, the agreement provides for Mr. Pertz to continue in the employ of the Company with a position, authority and responsibility commensurate with his position, authority and responsibility before the Change in Control for a period of three years. Mr. Pertz is entitled to an undiminished base salary, to participate in annual and long-term incentive, stock option, restricted stock and other compensation and benefit plans that provide opportunities to receive compensation equal to the greater of the opportunities provided to executives of the Company with comparable duties or those to which he was entitled immediately prior to the Change in Control, and to participate in retirement plans providing benefits at least equal to those under the Company retirement plans in effect prior to the Change in Control. In the event of termination of Mr. Pertz' employment other than due to death, disability, cause, mandatory retirement or voluntary resignation, he is entitled to a lump-sum severance allowance equal to three times (a) his base salary in effect immediately prior to the termination PLUS (b) his highest annual bonus and LTIP award for the three previous years. In addition, vesting of outstanding stock options will be accelerated and his account balance in the defined contribution Supplemental Executive Retirement Plan will become fully vested.

    Certain provisions of the Internal Revenue Code impose a 20% excise tax upon an executive of a corporation and deny federal income tax deductibility to the corporation as to a significant portion of the compensation payments made to an executive because of a Change in Control, if such payments as a whole exceed three times the executive's average annual base and incentive compensation for the most recent five years before the year in which the Change in Control occurs. The amounts estimated to be payable under the aforesaid agreement could be large enough to subject Mr. Pertz to the excise tax and to deprive the Company of a deduction. The agreement provides that, if an excise tax were imposed, the Company will provide Mr. Pertz with "grossed up" reimbursement, including any tax payable on such additional amounts paid to him.

    If a Change in Control were to occur and termination of Mr. Pertz' employment were to occur within three years thereafter other than due to death, disability, cause, mandatory retirement or voluntary resignation, the amount of cash that would be payable in respect of this agreement is estimated (as of March 1, 2000 and excluding any "grossed-up" reimbursements for taxes) to be $7,026,756.

SEVERANCE AGREEMENTS

    In order to provide them with appropriate assurances to continue to perform their duties and responsibilities and thereby promote the stability of the Company, the Company has entered into executive severance agreements (the "Executive Severance Agreements") with Messrs. James and Hoffman and three other executive officers of the Company. The Executive Severance Agreements provide for non-competition agreements and severance agreements generally similar to those under Mr. Pertz' employment agreement described above in the event of termination of employment by the Company without cause, except that, absent a Change in Control, the agreements provide for a severance payment of two times base salary and two times the highest annual bonus earned during the three prior years under the MICP. The agreements also provide for continuation of medical, dental, life and disability plans for up to two years.

    The Company has also entered into an agreement with another executive officer of the Company which provides a non-competition agreement and severance payments in the event of termination of employment following a Change in Control generally similar to those described above.

    As of March 1, 2000, the amount of cash severance payments to Messrs. James and Hoffman in the event of termination by the Company without cause or by the executive for good reason prior to a Change in Control is estimated to be $2,189,042 and $1,554,816, respectively. If a Change in Control were to occur and termination of the executives' employment were to occur within three years thereafter other than due to death, disability, cause, mandatory retirement or voluntary resignation, the amount of cash that would be payable in respect of these agreements is estimated (as of March 1, 2000 and excluding any "grossed-up" reimbursements for taxes) to be $3,283,563 and $2,332,224, for Messrs. James and Hoffman, respectively.

RETIREMENT AGREEMENT

    In connection with Mr. Fowler's retirement as Chairman of the Board and Chief Executive Officer of the Company effective October 1, 1999 and termination of Mr. Fowler's prior employment agreement with the Company, the Company entered into an agreement with Mr. Fowler. Mr. Fowler will remain an employee of the Company through October 31, 2000. Mr. Fowler is entitled to total compensation of $3,599,680 for base salary and participation in the MICP and LTIP for the period through October 31, 2000, payable in monthly installments. In addition, Mr. Fowler has agreed to provide consulting services to the Company for up to fifteen days per month at a rate of $1,500 per day for the period November 1, 2000 through October 31, 2001. Mr. Fowler's outstanding stock options under the 1988 Option Plan and the Vigoro Option Plan will be exercisable for three years following the end of the consulting arrangement (but not more than ten years from the date of grant). 33,000 shares of restricted stock received pursuant to Mr. Fowler's prior employment agreement dated
January 29, 1998 will vest at age 65, and 39,054 shares of restricted stock received as half of Mr. Fowler's 1998 LTIP payout will vest on October 31, 2000. The Company will also provide Mr. Fowler with an annual office space allowance of $5,000 for five years, and $1,000 reimbursement per year for health insurance coverage following October 31, 2000.

EMPLOYEE STOCK OPTIONS

    In the event of a Change in Control, all outstanding options and SARs under the 1988 Option Plan will become exercisable in full, all restricted stock awards will vest, and each option, SAR and restricted stock award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.

MANAGEMENT COMPENSATION AND BENEFIT ASSURANCE PROGRAM

    In October, 1988, the Board adopted the Management Compensation and Benefit Assurance Program (the "Program") to ensure that officers and key management personnel receive the compensation and benefits that have been committed to, and are reasonably expected by, them under the terms of certain benefit plans. The Program currently covers the Company's defined benefit Supplemental Executive Retirement Plan and the Company's 1988 Option Plan. Under the Program, grantor trusts have been established with the Wachovia Bank of North Carolina, N.A. of Winston-Salem, North Carolina (the "Trustee") to ensure appropriate payment when due of awards and benefits under such plans. These trusts are minimally funded with operating funds of the Company, subject to full funding in the event that the Trustee is notified that a Change in Control has occurred or is about to occur. The assets of these trusts are subject to the claims of the Company's creditors. Assuming a Change in Control were to occur, distributions by the Trustee would be made only if the Company were to fail to honor its commitments and subject to the claims of the Company's creditors and to the terms of the benefit plan involved. Full funding under the arrangements that could be required would depend upon the Company's outstanding commitments subject to the Program from time to time.

CERTAIN IMC AGRIBUSINESS DIVESTITURE AGREEMENTS

    In connection with the divestiture on April 22, 1999 of IMC AgriBusiness, a former business unit of the Company, the Company entered into severance and non-competition agreements (the "Divestiture Agreements") with certain key employees working for IMC AgriBusiness, including Mr. Robert Van Patten who formerly served as a Senior Vice President of the Company. Mr. Van Patten's Divestiture Agreements provide that he will receive certain severance and non-competition payments and benefits ("Divestiture Benefits") if his employment is terminated in circumstances that constitute a "Severance Event," provided that he abides by certain confidentiality, non-competition and non-solicitation obligations described more fully below. Mr. Van Patten's Divestiture Benefits consist of an amount equal to three years' pay (i.e., base salary plus the highest annual bonus earned for any of the prior three years determined as of August 1, 1998), paid in equal monthly installments over a three-year period, and continuation of medical, dental and life insurance coverage for up to one year. For purposes of the Divestiture Agreements, a Severance Event occurs if, within three years of August 1, 1998, Mr. Van Patten's employment is terminated:
(i) by the employer other than for cause, disability or death; or (ii) by Mr. Van Patten for "good reason" (as defined in the Divestiture Agreements);
Mr. Van Patten is not entitled to Divestiture Benefits if he is terminated from employment with IMC AgriBusiness and subsequently offered a comparable position with the Company or with the purchaser of IMC AgriBusiness or accepts any position with the Company or such purchaser.

    During the period for which Mr. Van Patten is receiving Divestiture Benefits under the Divestiture Agreements, Mr. Van Patten is prohibited from competing with the Company. In particular, he is prohibited from rendering services to any business enterprise in North America in the business of producing, brokering and/or distributing in a wholesale capacity crop nutrients, animal feed ingredients, salt, soda ash, sodium bicarbonate, sodium sulfate or boron chemicals. In addition, he is prohibited from soliciting, in competition with the Company, any client, customer or prospect of the Company and from soliciting any employee, contractor or agent of the Company to enter into any employment, agency or other relationship in competition with the Company.

    Because Mr. Van Patten's employment was terminated in connection with the divestiture of IMC AgriBusiness and he was not offered a comparable position with the Company or with the purchaser of IMC AgriBusiness, Mr. Van Patten currently is entitled to receive the Divestiture Benefits described above. The Company and the purchaser of IMC AgriBusiness have agreed to share equally the cost of the Divestiture Benefits due to Mr. Van Patten. The amount of cash that is payable by the Company in respect of Mr. Van Patten's Divestiture Agreements is $678,313.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors of the Company is comprised of Messrs. Bentele, Dammeyer, Mathis and Thomas. During a portion of 1999, Mr. Fowler, former Chairman of the Board and Chief Executive Officer of the Company, was a member of the compensation committee of the board of directors of Anixter International, Inc. ("Anixter"). Mr. Dammeyer is the Vice Chairman of Anixter and is a member of the Compensation Committee of the Board of Directors of the Company.

                               THE ANNUAL MEETING

PROXIES AND VOTING AT THE ANNUAL MEETING

    As of the close of business on March 8, 2000 (the "Record Date"), there were 114,477,296 shares of Common Stock which may be voted at the Annual Meeting. Only holders of record of the Common Stock at the close of business on the Record Date shall be entitled to notice of, and to vote at, the Annual Meeting. Each issued and outstanding share of Common Stock is entitled to one vote.

    Shares represented by proxies will be voted in accordance with directions given on the proxy card by a stockholder. Any properly executed and returned proxy not specifying to the contrary will be voted (i) for the election of the Board's nominees for Director, (ii) in favor of the adoption of the amendment to the IMC Global Inc. Management Incentive Compensation Program, (iii) in favor of ratifying the appointment of the independent auditors, (iv) against the stockholder proposal, if presented, to repeal the Company's classified Board of Directors and (v) in the discretion of the holder of proxies as to any other matter that is properly presented at the Annual Meeting. A stockholder giving a proxy has the right to revoke it at any time before it has been voted at the Annual Meeting.

    A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in a street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

    A stockholder may, with respect to the election of Directors, (i) vote for all three nominees named herein, (ii) withhold authority to vote for all such nominees or (iii) vote for all such nominees other than any nominee with respect to whom the stockholder withholds authority to vote. The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote in the election of Directors is required to elect Directors. Accordingly, if a quorum is present at the meeting, the three persons standing for election for the class of Directors whose term expires at the 2003 Annual Meeting who receive the greatest number of votes will be elected to serve as Directors. Therefore, withholding authority to vote for one or more Directors and non-voted shares with respect to the election of Directors will not affect the outcome of the election of Directors. A stockholder may, with respect to each other matter specified in the notice of the meeting, (i) vote "FOR," (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. If a quorum is present at the Annual Meeting, approval of each matter other than the election of Directors requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on such matter. An abstention with respect to such matter has the legal effect of a vote against such matter. Non-voted shares with respect to such matter will not affect the determination of whether such matter is approved.

    Proxies are solicited by the Board of Directors and management to assure that stockholders who are unable to attend the Annual Meeting have the opportunity nonetheless to cast a vote on the issues to come before the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegrams by Directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company has retained Morrow & Co., Inc. to aid in the solicitation, at an estimated cost of $7,000, plus expenses. The cost of all proxy solicitations, including payments to Morrow & Co., Inc. will be borne by the Company.

    The giving of the proxy does not affect the right to vote in person should the stockholder be able to attend the Annual Meeting. Such proxy may be revoked at any time prior to the effective exercise thereof by the execution of a subsequent proxy or, if the stockholder attends the Annual Meeting and wishes to vote in person, by notifying the Corporate Secretary at the Annual Meeting of his or her intention to so vote. Prompt execution and return of the proxy card is requested in order to assure the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting, which is required for a quorum.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

I. ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of ten members. Two of the ten members of the Board are also employees of the Company. Joseph P. Sullivan is the non-executive Chairman of the Board, and Douglas A. Pertz is President and Chief Executive Officer of the Company. The Board is divided into three classes with staggered terms of three years each, so that the term of one class expires at each Annual Meeting of Stockholders.

    Three Directors currently serve in the class of Directors whose term expires at the Annual Meeting. Harold H. MacKay, Pamela B. Strobel and Richard L. Thomas, each of whom is currently serving in the 2000 class of Directors, will stand for re-election at the Annual Meeting for a three-year term expiring in 2003.

    It is intended that the shares represented by the proxies named on the enclosed proxy card will be voted, unless authorization to do so is withheld, in favor of the election of Harold H. MacKay, Pamela B. Strobel and Richard L. Thomas to serve until the Annual Meeting of Stockholders in 2003 or until their respective successors have been duly elected and qualified. Directors shall be elected by a plurality of the votes of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote in the election.

    All of the nominees are currently members of the Board. If one or more nominees should become unavailable to serve as a Director, it is intended that shares represented by the enclosed proxy card will be voted for such substitute nominee or nominees as may be selected by the Board.

    The names of the nominees for Director and of those Directors continuing in office, their ages, their principal occupations during the past five years, certain other directorships held, their length of service, if any, on the Board and their service, if any, on any committees of the Board are set forth below.

        NOMINEES FOR ELECTION AS A DIRECTOR FOR A TERM EXPIRING IN 2003

                          HAROLD H. MACKAY
[PHOTO]                   Age 59. Chairman of the law firm MacPherson Leslie & Tyerman in Regina, Saskatchewan, Canada. He is a director of the
                          Bank of Canada, Weyerhaeuser Canada Ltd. and Canada Life
                          Financial Corporation. Mr. MacKay was Chair of the Task
                          Force on the Future of the Canadian Financial Services
                          Sector in 1997 and 1998 and is a director of the
                          Saskatchewan Institute of Public Policy. Mr. MacKay
                          previously served as a director of The Vigoro Corporation
                          ("Vigoro") from November 1993 until March 1996 and has
                          served as a Director of the Company since March 1996.
                          Mr. MacKay currently serves as Chairman of the
                          Environmental, Health and Safety Committee and as a member of the Audit Committee.

                          PAMELA B. STROBEL
[PHOTO]                   Age 47. Executive Vice President and General Counsel of
                          Unicom Corporation ("Unicom") and its subsidiary,
                          Commonwealth Edison Company ("ComEd"). From October 1997 to
                          December 1998, Ms. Strobel served as Senior Vice President and General Counsel of Unicom and ComEd. She served as Vice
                          President and General Counsel of ComEd from June 1993 to
                          October 1997. Prior thereto, Ms. Strobel was a partner in
                          the Chicago law firm of Sidley and Austin from 1988 to 1993.
                          She was an associate and later a partner at the Chicago law firm of Isham, Lincoln & Beale from 1977 to 1988.
                          Ms. Strobel is a director of Badger Meter, Inc. in
                          Milwaukee, Wisconsin. Ms. Strobel has served as a Director of the Company since June 1999. Ms. Strobel currently serves on the Environmental, Health and Safety Committee.

                          RICHARD L. THOMAS
[PHOTO]                   Age 69. Retired Chairman of First Chicago NBD Corporation
                          and The First National Bank of Chicago. Mr. Thomas is also a director of The PMI Group, Inc., The Sabre Group
                          Holdings, Inc., Sara Lee Corporation and Unicom Corporation.
                          Mr. Thomas is a life trustee of the Chicago Symphony
                          Orchestra, a trustee of Rush-Presbyterian-St. Luke's Medical
                          Center (Chicago), Northwestern University and Kenyon
                          College. Mr. Thomas has served as a Director of the Company since June 1996. Mr. Thomas currently serves on the
                          Executive Committee, the Committee on Directors and Board
                          Affairs and the Compensation Committee.

                                         DIRECTORS CONTINUING IN OFFICE

                          RAYMOND F. BENTELE
[PHOTO]                   Age 63. Retired President and Chief Executive Officer,
                          Mallinckrodt Inc. Mr. Bentele was Executive Vice President
                          of Mallinckrodt Group Inc. (formerly known as IMCERA
                          Group Inc.) from 1989 until his retirement. He is also a
                          director of the Kellwood Company, Mallinckrodt Inc.,
                          Leggett & Platt Inc. and was previously a director of IMC
                          Global from 1990 to 1991. Mr. Bentele has served as a
                          Director of the Company since June 1994, and his term
                          expires in April 2001. Mr. Bentele currently serves as
                          Chairman of the Compensation Committee and as a member of
                          the Committee on Directors and Board Affairs.

                          ROD F. DAMMEYER
[PHOTO]                   Age 59. Managing Partner of Equity Group Investments L.L.C.
                          (Corporate Investments). Since February 1998 Mr. Dammeyer
                          has served as Vice Chairman of Anixter. From January 1993 to
                          February 1998, Mr. Dammeyer served as Chief Executive
                          Officer of Anixter, and from October 1985 to February 1998 he served as President of Anixter. In addition, Mr. Dammeyer has served as a director of Anixter since October 1985. He is also a trustee of Van Kampen Investments, Inc. closed
                          end funds. Mr. Dammeyer is a director of Allied Riser
                          Communications Corporation, Antec Corporation, CNA Surety
                          Corp., Inc., GATX Corporation, Grupo Azucarero Mexico (GAM),
                          Matria Healthcare, Inc., Stericycle, Inc., TeleTech
                          Holdings, Inc. and Transmedia Network, Inc. He previously
                          served as a director of Vigoro from August 1993 until
                          March 1996 and has served as a Director of the Company since
                          March 1996. His term expires in April 2001. Mr. Dammeyer
                          currently serves on the Executive Committee and the
                          Compensation Committee.

                          JAMES M. DAVIDSON, PH.D.
[PHOTO]                   Age 65. Vice President Emeritus, University of Florida.
                          Dr. Davidson joined the University of Florida, Gainesville,
                          Florida in 1974, became Professor and Assistant Dean for
                          Research in 1979, Professor and Dean for Research, Institute
                          of Food and Agricultural Sciences, and Director, Florida
                          Agricultural Experiment Station in 1986, and Vice President
                          for Agriculture and Natural Resources in 1992. He retired
                          from the University of Florida in 1998. Dr. Davidson has
                          served as a Director of the Company since July 1991.
                          Dr. Davidson currently serves as Chairman of the Audit
                          Committee and as a member of the Environmental, Health and
                          Safety Committee.

                          DAVID B. MATHIS
[PHOTO]                   Age 61. Chairman and Chief Executive Officer of Kemper
                          Insurance Companies. Mr. Mathis served as Chairman,
                          President and Chief Executive Officer of Kemper Insurance
                          Companies from March 1996 to September 1996. From
                          February 1992 through February 1996, he served as Chairman and Chief Executive Officer of Kemper Corporation.
                          Mr. Mathis has been employed by Kemper since 1960 in
                          management positions of successively increasing importance.
                          He is currently a director of Kemper Insurance Companies.
                          Mr. Mathis also serves on the board of trustees of Lake
                          Forest College and is an advisory board member of the J. L.
                          Kellogg Graduate School of Management of Northwestern
                          University. He also serves on the board of trustees of the
                          Chicago Symphony Orchestra. Mr. Mathis has served as a
                          Director of the Company since February 1995. Mr. Mathis
                          currently serves as Chairman of the Committee on Directors and Board Affairs and as a member of the Executive Committee and the Compensation Committee.

                          DONALD F. MAZANKOWSKI
[PHOTO]                   Age 64. Now retired from politics, Mr. Mazankowski served as
                          Canada's Minister of Finance from 1991 to 1993 and Minister of Agriculture from 1988 to 1991. From 1986 to 1993, he
                          served as Canada's Deputy Prime Minister and President of
                          the Queen's Privy Council. Mr. Mazankowski is a director of the Weyerhaeuser Company and its subsidiary, Weyerhaeuser
                          Canada Ltd., Shaw Communications Inc., Power Corporation of
                          Canada, Power Financial Corporation, The Great West Life
                          Assurance Co., Investors Group Inc., Gulf Canada
                          Resources Ltd., Gulf Indonesia Resources Ltd., Atco Ltd. and
                          Canada Brokerlink Inc. Mr. Mazankowski previously served as a director of Vigoro from February 1994 until March 1996 and has served as a Director of the Company since October 1997.
                          His term expires in April 2001. He currently serves as a
                          member of the Audit Committee and the Environmental, Health and Safety Committee.

                          DOUGLAS A. PERTZ
[PHOTO]                   Age 45. President and Chief Executive Officer of the Company
                          since October 1999. From October 1998 to October 1999,
                          Mr. Pertz served as President and Chief Operating Officer of the Company. From 1995 to 1998, Mr. Pertz served as
                          President and Chief Executive Officer and as a director of
                          Culligan Water Technologies, Inc., a leading manufacturer
                          and distributor of water purification and treatment
                          products. From 1994 until January 1995, he was Corporate
                          Vice President and Group Executive of the Danaher
                          Corporation ("Danaher"), a manufacturer of products in the tool, process/environmental controls and transportation
                          industries and was also President, Chief Executive Officer and a director of Danaher's subsidiaries, Matco Tools, a
                          manufacturer of hand tools, and Hennessy Industries, a
                          manufacturer of transportation equipment. Mr. Pertz has
                          served as a Director of the Company since October 1998, and his term expires in April 2001. Mr. Pertz currently serves as a member of the Executive Committee and is a non-voting member of the Committee on Directors and Board Affairs.

                          JOSEPH P. SULLIVAN
[PHOTO]                   Age 66. Non-Executive Chairman of the Board of the Company
                          since October 1999. Retired Chairman of the Board of Vigoro, a position he held from March 1991 through February 1996.
                          From March 1991 to September 1994, Mr. Sullivan served as
                          Chief Executive Officer of Vigoro. He served as Chief
                          Operating Officer of Vigoro from March 1991 to July 1993 and as President from January 1986 to March 1991. Mr. Sullivan served as a director of Vigoro from January 1986 through
                          February 1996. He is a director of American Classic Voyages
                          Co. In addition, Mr. Sullivan is a member of the board and the executive committee of the National Opinion Research
                          Center and is a member of the board and president of the
                          International Food and Agribusiness Management Association.
                          Mr. Sullivan has served as a Director of the Company since
                          March 1996. Mr. Sullivan currently serves as Chairman of the
                          Executive Committee and as a non-voting member of the
                          Committee on Directors and Board Affairs.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES LISTED ABOVE (PROPOSAL NO. 1 ON THE PROXY CARD).

II. APPROVAL OF THE AMENDMENT TO THE IMC GLOBAL INC. MANAGEMENT INCENTIVE COMPENSATION PROGRAM

    In order to provide incentives to officers and other key employees of the Company and its subsidiaries and thereby advance the interests of the Company by attracting and retaining officers and other key employees and motivating such persons to act in the best interests of the Company's stockholders, the Company adopted the IMC Global Inc. Management Incentive Compensation Program (the "MICP") effective as of January 1, 1999. The MICP subsequently was approved by the Company's stockholders on April 27, 1999.

    The MICP is intended to comply, whenever possible and consistent with the objectives of the MICP, with the requirements of Section 162(m) of the Internal Revenue Code ("Section 162(m)"). Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed to deduct each year for the compensation paid to each of the corporation's chief executive officer (the "CEO") and the corporation's four most highly compensated executive officers other than the CEO. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more "outside directors"; (ii) the material terms under which the compensation is to be paid, including the performance goals, are disclosed to stockholders and are approved by a separate majority vote of the corporation's stockholders before the compensation is paid; and (iii) the committee certifies that the applicable performance goals were in fact satisfied before payment of any performance-based compensation is made.

    In order for the "business performance incentive awards" (defined below) paid under the MICP to continue to be "qualified performance-based compensation" within the meaning of Section 162(m) and therefore not be subject to the $1 million deduction limit under Section 162(m), the proposed amendment to the MICP described below must be approved by the vote of the holders of a majority of the outstanding shares of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposed amendment.

PROPOSED AMENDMENT

    Since inception, the MICP has provided that the payment of business performance incentive awards under the MICP is subject to the satisfaction of certain business performance objectives and criteria ("Performance Goals") that are based upon the "Economic Profit," i.e., after-tax operating earnings in excess of net assets multiplied by the cost of capital of a business unit of the Company and/or of the Company as a whole. On February 21, 2000, the Compensation Committee of the Board of Directors of the Company adopted an amendment to the MICP, contingent upon stockholder approval, which authorizes the Compensation Committee to establish Performance Goals under the MICP based upon any of the following: the attainment by a share of Common Stock of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing.

DESCRIPTION OF THE MICP

    ADMINISTRATION. The MICP is administered by the Compensation Committee which currently consists of four Directors, each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m).

    Subject to the express provisions of the MICP, the Compensation Committee has the authority to select officers and other key employees of the Company, and its subsidiaries, who will receive performance incentive awards and to determine all of the terms and conditions of each award. Approximately 205 officers and other key employees are eligible to participate in the MICP. All performance incentive awards are subject to such provisions not inconsistent with the MICP as the Compensation Committee shall approve. The Compensation Committee also has the authority to prescribe rules and regulations for administering the MICP and to decide questions of interpretation or application of any provision of the MICP. Except with respect to grants to persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m), the Compensation Committee may delegate some or all of its power and authority to administer the MICP to the CEO or other executive officer of the Company.

    CHANGE IN CONTROL. In the event of a Change in Control, the Compensation Committee has the discretion to make such adjustments to outstanding awards under the MICP as it deems appropriate, including, without limitation, causing all outstanding awards to be "cashed-out" by the Company.

    EFFECTIVE DATE, TERMINATION AND AMENDMENT. The MICP became effective as of January 1, 1999. The Compensation Committee may amend the MICP at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation.

    PERFORMANCE INCENTIVE AWARDS. The MICP provides for the grant of performance incentive awards. Each performance incentive award is a right, contingent upon the attainment of performance measures within a specified performance period, to receive payment in cash of a specified amount. The maximum amount that may be paid to any individual under any performance incentive award for any performance period shall not exceed
$2 million, adjusted for increases in the Consumer Price Index between January 1, 1999 and the beginning of the performance period. All of the terms relating to the satisfaction of performance measures and the termination of the performance period relating to a performance incentive award, or any cancellation or forfeiture of such performance incentive award upon a termination of employment with the Company of the holder of such performance incentive award, whether by reason of disability, retirement, death or other termination, shall be determined by the Compensation Committee and communicated to the recipient of a performance incentive award at the time the award is granted.

    Performance incentive awards may be either business performance incentive awards, which entitle a participant to a specified amount contingent upon the attainment of business performance measures within a specified performance period or individual performance incentive awards, which entitle a participant to a specified amount contingent upon the attainment of individual performance measures within a specified performance period. A participant may be awarded both a business performance incentive award and an individual performance incentive award for the same performance period.

    PERFORMANCE GOALS. Under the MICP, the payment of business performance incentive awards is subject to the satisfaction of certain business performance objectives and criteria, such objectives and criteria to be based on the Economic Profit of a business unit of the Company and/or of the Company as a whole. Economic Profit is defined for this purpose as after-tax operating earnings in excess of net assets multiplied by the cost of capital. If the proposed amendment to the MICP is approved by the Company's stockholders, the business performance objectives may be based upon any of the following: the attainment by a share of Common Stock of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing. The payment of individual performance incentive awards is subject to the satisfaction of certain individual performance goals established for each participant. If the Compensation Committee desires that compensation payable pursuant to any award subject to either business performance measures or individual performance measures be "qualified performance-based compensation" within the meaning of Section 162(m), the applicable performance measures
(i) will be established by the Compensation Committee no later than 90 days after the beginning of the performance period (or such other time designated by the Internal Revenue Service) and (ii) will satisfy all other applicable requirements imposed under regulations promulgated under Section 162(m), including the requirement that such performance measures be stated in terms of an objective formula or standard.

    PERFORMANCE PERIODS. A Performance Period is one fiscal year of the Company.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the MICP.

    A participant receiving a performance incentive award will not recognize taxable income upon the grant of such award and the Company will not be entitled to a tax deduction at such time. Upon the payment of a performance incentive award the participant will recognize ordinary income in an amount equal to the cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of
Section 162(m) apply.

OTHER INFORMATION

    The awards under the MICP for 2000 are not presently determinable. Approval of the proposed amendment to the MICP requires the vote of the holders of a majority of the outstanding shares of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the MICP. If the proposed amendment is not approved by stockholders, the Compensation Committee will consider alternatives.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE IMC GLOBAL INC. MANAGEMENT INCENTIVE COMPENSATION PROGRAM (PROPOSAL NO. 2 ON THE PROXY CARD).

III. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, upon recommendation of the Audit Committee, appointed Ernst & Young LLP as independent auditors to examine and report on the financial statements of the Company and its subsidiaries and affiliates for the fiscal year ending December 31, 2000, subject to stockholder approval at the Annual Meeting.

    During the fiscal year ended December 31, 1999, Ernst & Young LLP provided the Company with audit services, including examinations of and reporting on the Company's consolidated financial statements, as well as those of several of its subsidiaries and affiliates and of certain of its employee benefit plans. Audit services also included accounting advisory services and review of filings with the SEC and the Annual Report to Stockholders. Ernst & Young LLP also performed certain non-audit services for the Company such as federal, state and local tax advisory services.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They also will be available to respond to appropriate questions of the stockholders.

    Ratification of the appointment of Ernst & Young LLP as independent auditors requires the affirmative vote of a majority of the shares of the Company's Common Stock represented at the meeting in person or by proxy.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY (PROPOSAL NO. 3 ON THE PROXY CARD).

IV. STOCKHOLDER PROPOSAL TO REPEAL THE CLASSIFIED BOARD

    Alan G. Hevesi, Comptroller of the City of New York, 1 Centre Street, New York, New York 10007-2341, on behalf of the New York City Employees' Retirement System, the beneficial owner of 219,480 shares of Common Stock as of September 2, 1999, has advised the Company that it intends to introduce the following proposal for consideration by the stockholders at the Annual Meeting:

    BE IT RESOLVED, that the stockholders of IMC Global, Inc. request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires.

PROPONENT'S SUPPORTING STATEMENT

    We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

    In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

    We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually.

THE COMPANY'S STATEMENT IN OPPOSITION

    The Board of Directors believes that the proposal to repeal the classified Board is not in the best interests of the Company and its stockholders and recommends a vote AGAINST the proposal.

    Prior experience and knowledge of the Company, its operations and its competitive environment is exceedingly important in the highly competitive industry in which the Company operates. The classified Board facilitates continuity of experienced directors and helps assure that a majority of the directors at any time will have had prior experience and in-depth knowledge of the Company. The classified Board also reduces the possibility of a precipitous change in the composition of the Board. At least two annual stockholders' meetings would be required to effect a change in control of the Board. This helps assure stability and encourages a long-term focus rather than a solely short-term focus in the management of the business and affairs of the Company. In addition, a classified Board helps the Company attract and retain highly qualified individuals willing to devote the time and resources necessary to understand the Company, its operations and its competitive environment.

    Moreover, the Board believes that a Director's performance and contribution is more appropriately measured over a longer period of time such as three years, rather than the short-term focus implicit in annual elections. This is consistent with the Board's role in fostering an environment that encourages a long-term strategic approach to decisions.

    The classified Board is further intended to provide the Company and its stockholders with valuable protection against an unsolicited takeover that is unfavorable to stockholders. It is a widely used safeguard to help protect against precipitous attempts to seize control of a company on a basis that maximizes value solely for the acquiror rather than for all of a company's stockholders. A classified Board permits a more orderly process for directors to consider any proposal, study all alternatives and seek the greatest value for all stockholders.

    Approval of the Proponent's proposal to declassify the Board requires the affirmative vote of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote on the proposal. However, it is important to note that adoption of the Proponent's proposal would not by itself eliminate the classified Board. It is a request that the Board take "the necessary steps to declassify the Board." If the Board believed that repeal of the classified Board were desirable, it would have to present a formal amendment to the Company's certificate of incorporation for approval by the stockholders. The amendment would need to be approved by the vote of the holders of at least a majority of the issued and outstanding stock of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST APPROVAL OF THE PROPOSAL TO REPEAL THE CLASSIFIED BOARD (PROPOSAL NO. 4 ON THE PROXY CARD).

                           MISCELLANEOUS INFORMATION

    The Board of Directors and management know of no matters which will be presented for consideration at the Annual Meeting other than those stated in the notice of Annual Meeting and described in this Proxy Statement.

DISCRETIONARY VOTING AUTHORITY

    If any matter properly comes before the Annual Meeting, the persons named in the accompanying proxy card will vote such proxy in accordance with their judgment regarding such matters, including the election of a Director or Directors other than those named herein if an emergency or unexpected occurrence makes the use of discretionary authority necessary, and also regarding matters incident to the conduct of the Annual Meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2001 ANNUAL MEETING OF
  STOCKHOLDERS

    The Committee on Directors and Board Affairs considers stockholder recommendations of future nominees for election to the Board of Directors. The Amended and Restated By-Laws of the Company establish an advance notice procedure for stockholder proposals which provides that a stockholder wishing to nominate a candidate for election to the Board or wishing to bring business before an annual meeting is required to give written notice to the Corporate Secretary of the Company of his or her intention to make such a nomination. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Corporate Secretary, delivered or mailed to and received at the principal executive offices of the Company not less than 75 days nor more than 100 days prior to the meeting, or if less than 70 days' notice of the meeting or prior public disclosure of the date of the meeting is given or made to stockholders, not later than the close of business on the 10th day following the day on which the notice of the meeting was mailed or, if earlier, the day on which such public disclosure was made. A notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination. The Company may require that the proposed nominee furnish other information to determine that person's eligibility to serve as a Director. A nomination which does not comply with the above procedure will be disregarded. Stockholders at the 2000 Annual Meeting may consider stockholder proposals or nominations brought by a stockholder of record on March 8, 2000, who is entitled to vote at the 2000 Annual Meeting and who has given the Company timely written notice, in proper form, of the stockholder's proposal or nomination. A stockholder proposal or nomination intended to be brought before the 2000 Annual Meeting must have been received by the Corporate Secretary on or after January 16, 2000 and before February 10, 2000. No such proposals or nominations have been received. The 2001 Annual Meeting is expected to be held on April 24, 2001. A stockholder proposal or nomination intended to be brought before the 2001 Annual Meeting must be received by the Company on or after January 14, 2001 and on or prior to February 8, 2001. Proposals for inclusion in the Company's proxy material for the 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the proxy rules of the SEC are not subject to the requirements described above. Such proposals must be received by November 17, 2000 and meet the other requirements of Rule 14a-8 to be eligible for inclusion in the proxy material for the 2001 Annual Meeting of Stockholders.

    Proposals should be sent to the Corporate Secretary of the Company, 2100 Sanders Road, Northbrook, Illinois 60062-6146.

By Order of the Board of Directors

[SIGNATURE]

Rose Marie Williams
Corporate Secretary

March 17, 2000

                      DIRECTIONS TO THE HILTON NORTHBROOK

    The Hilton Northbrook is located at 2855 North Milwaukee Avenue, Northbrook, Illinois. The telephone number of the Hilton Northbrook is 847-480-7500.

GENERAL

    The meeting will be held in the Pine Room. The Pine Room is located on the first floor of the hotel.

From the North:

I-94 EAST TO I-294 NORTH; EXIT AT WILLOW ROAD, WEST ON WILLOW ROAD TO MILWAUKEE AVENUE, SOUTH ON MILWAUKEE 1/2 MILE. THE HOTEL IS ON THE LEFT-HAND SIDE.

From the West:

I-90 EAST TO I-294 NORTH; EXIT AT WILLOW ROAD, WEST ON WILLOW ROAD TO MILWAUKEE AVENUE, SOUTH ON MILWAUKEE 1/2 MILE. THE HOTEL IS ON THE LEFT-HAND SIDE.

From the South:

I-294 NORTH; EXIT AT WILLOW ROAD, WEST ON WILLOW ROAD TO MILWAUKEE AVENUE, SOUTH ON MILWAUKEE 1/2 MILE. THE HOTEL IS ON THE LEFT-HAND SIDE.

From Downtown Chicago:

I-90/I-94 WEST TO O'HARE/ROCKFORD, I-294 NORTH/MILWAUKEE, WI; EXIT AT WILLOW ROAD. WEST ON WILLOW ROAD TO MILWAUKEE AVENUE, SOUTH ON MILWAUKEE 1/2 MILE. THE HOTEL IS ON THE LEFT-HAND SIDE.

From O'Hare Car Rental Area:

FROM MANNHEIM ROAD, SOUTH OF O'HARE....TAKE IRVING PARK EAST TO I-294 NORTH.
FROM MANNHEIM ROAD, NORTH OF O'HARE, GO SOUTH ON MANNHEIM ROAD BACK TO MAIN ROAD ENTERING O'HARE. PROCEED SOUTH ON DOROTHY COLEMAN DRIVE TO I-90 EAST. CONTINUE TO I-294 NORTH. EXIT AT WILLOW ROAD, WEST ON WILLOW TO MILWAUKEE AVENUE, SOUTH ON MILWAUKEE AVENUE 1/2 MILE. THE HOTEL IS ON THE LEFT-HAND SIDE.

                                   P R O X Y

                                IMC GLOBAL INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              THE COMPANY FOR THE ANNUAL MEETING, APRIL 25, 2000

The undersigned hereby constitutes and appoints Douglas A. Pertz, J. Bradford James and Rose Marie Williams and each of them, with full power of substitution, Proxies to represent the undersigned at the Annual Meeting of Stockholders of IMC Global Inc. to be held at the Hilton Northbrook, 2855
North Milwaukee Avenue, Northbrook, Illinois 60062, on April 25, 2000, at
12:00 noon, Local Time, and at any adjournments thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given.
                                          COMMENTS: (SUCH AS CHANGE OF ADDRESS)
Election of Directors, Nominees (see reverse side)

                                            ____________________________________
For a Term Expiring in 2003:
Harold H. MacKay                            ____________________________________
Pamela B. Strobel
Richard L. Thomas                           ____________________________________

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AS NOTED IN THE PROXY STATEMENT AND ON THE REVERSE SIDE OF THIS CARD. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                       PLEASE SIGN, DATE, AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                                IMC GLOBAL INC.

                                APRIL 25, 2000

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

     PLEASE MARK YOUR
/X/  VOTES AS IN THIS
     EXAMPLE

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3
                       AND A VOTE "AGAINST" PROPOSAL 4.

                                           FOR    WITHHOLD
1. Election of three (3) members of        / /       / /       NOMINEES:
   the Board of Directors:                                     Harold H. MacKay
   (Instructions: To withhold authority to vote for any        Pamela B. Strobel
   individual nominee, write the nominee's name in the         Richard L. Thomas
   space below.)

   ____________________________________________________

                                                     FOR     AGAINST     ABSTAIN
2. The approval of an amendment to the               / /       / /         / /
   IMC Global Inc. Management Incentive
   Compensation Program.

3. Ratification of the appointment of Ernst          / /       / /         / /
   & Young LLP as the independent auditors.

4. The approval of a stockholder proposal, if        / /       / /         / /
   presented, to repeal the classified Board of Directors.

5. In their discretion, the Proxies are authorized to transact other business that properly may come before the meeting or any adjournment of the meeting.

Please check this box if you plan to attend the Annual Meeting.  / /

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF
        NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3
                            AND AGAINST PROPOSAL 4.

SIGNATURE____________________________________

________________________________________________DATE__________________, 2000
(SIGNATURE IF HELD JOINTLY)

IMPORTANT: Please sign exactly as your name appears hereon and mail the proxy card promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by a duly authorized person.